                                                                   EXHIBIT 10.21

                                                                  CONFORMED COPY


                         DATED AS OF DECEMBER 18 1997
                         ----------------------------


                                AMAX GOLD INC.
                                as the Borrower


                                    - and -


                VARIOUS BANKS AND OTHER FINANCIAL INSTITUTIONS

                                    - and -

                         STANDARD BANK LONDON LIMITED
                         as the Agent for the Lenders



                    ______________________________________

                                LOAN AGREEMENT
                    ______________________________________



                              Ashurst Morris Crisp
                                Broadwalk House
                                5 Appold Street
                                London EC2A 2HA

                              Tel : 0171-638-1111

                              Fax : 0171-972-7990

                             MAS/627S00108/365465

THIS  AGREEMENT  is dated as of  December 18 1997 (this "AGREEMENT").

BETWEEN:-

(1)   AMAX GOLD INC., a Delaware corporation (the "BORROWER");

(2) The banking and/or financial institutions referred to on the signature pages hereof (collectively, the "LENDERS"); and

(3) STANDARD BANK LONDON LIMITED, a bank organized under the laws of England, in its capacity as the agent for the Lenders (in such capacity, the "AGENT").

RECITALS

(A) The Borrower has requested that the Lenders provide commitments to the Borrower to advance Loans for the purposes of , inter alia, refinancing Indebtedness (such and other capitalized terms having the meanings assigned to such terms in Section 1.1) of certain of its Subsidiaries,
                                -----------
      providing working capital requirements for those Subsidiaries and also for general corporate purposes.

(B) The Lenders are willing, on the terms and conditions hereinafter set forth, to extend commitments to make Loans to the Borrower denominated in Dollars and to maintain and continue such Loans.

(C) Cyprus Amax Minerals Company, a Delaware corporation (the "GUARANTOR"), owns 58.8% of the issued and outstanding share capital of the Borrower.

(D) To induce the Lenders to make the Loans to the Borrower, the Guarantor has agreed to enter into the Guaranty Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged by each party hereto, the parties hereto hereby agree as follows:

  1.   DEFINITIONS

  1.1  DEFINED TERMS

       The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings:

       "ADVISORY CAPACITY" is defined in Section 9.6.
                                         -----------

       "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any compensation, welfare or similar plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power:

(a) to vote ten percent (10%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners of such Person; or

(b) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

"AGENT" is defined in the preamble.
                          --------

"AGREEMENT" is defined in the preamble.
                              --------

"APPLICABLE LAW" means, with respect to any Person or matter, any supranational, national, federal, state, regional, tribal or local statute, law, rule, treaty, convention, regulation, order, decree, directive, consent decree, determination or other requirement (whether or not having the force of law but, if not having the force of law, the compliance with which statute, etc would be prudent for a Person conducting a similar business) relating to such Person or matter and, where applicable, any interpretation thereof by any Governmental Agency having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

"APPLICABLE MARGIN" means three quarters of one per cent (0.75%) per annum.

"APPROVAL" means an approval, authorization, license, permit, consent, filing or registration by or with any Governmental Agency or other Person.

"ASSIGNEE LENDER" is defined in Section 10.11.1.
                                ---------------

"ASSIGNOR LENDER" is defined in Section 10.11.1.
                                ---------------

"AUTHORIZED REPRESENTATIVE" means, relative to either Obligor, those of its officers whose signatures and incumbency shall have been certified to the Agent pursuant to Section 5.1.
            -----------

"BANKRUPTCY CODE" means Chapter 11 of 11 U.S.C. Sections 101 -133.

"BORROWER" is defined in the preamble.
                             --------

"BORROWING DATE" means the Business Day on which the Loans are to be made pursuant to Section 2.2.
            -----------

"BORROWING REQUEST" means the loan request and certificate duly executed by an Authorized Representative of the Borrower, substantially in the form of Exhibit
                                                                        -------
A attached hereto.
-

"BUSINESS DAY" means:

(a) any day which is not a Saturday, Sunday, legal holiday or any other day on which banks are authorized or required to be closed in London, England or New York, New York; and/or

(b) relative to the making, continuation, repayment or prepayment of any Loan or the calculation of the LIBO Rate, any day on which dealings in Dollars are carried on in the London interbank market.

"CAPITALIZED LEASE LIABILITIES" means all monetary obligations of any Person under any leasing or similar arrangement which would be classified as capitalised leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

"CODE" means the Internal Revenue Code of 1986.

"COMMITMENT" means, relative to any Lender, such Lender's obligation to make its Loan pursuant to the terms and subject to the conditions of this Agreement.

"COMMITMENT AMOUNT" means (a) in relation to any Lender party hereto on the Effective Date, the amount set forth opposite its name on the signature pages hereto as the same may be reduced pursuant to this Agreement (including Section
                                                                        -------
2.3) and (b) in relation to an Assignee Lender which becomes a Lender subsequent
---
to the Effective Date, the amount (if any) assumed from the Assignor Lender pursuant to the Lender Assignment Agreement by which such Assignee Lender became party to this Agreement, in each case as such amount may be adjusted pursuant to any other Lender Assignment Agreement to which such Lender or Assignee Lender, as the case may be, is a party.

"COMMITMENT TERMINATION DATE" means December 31, 1997 or, if earlier, the date on which either of the following events shall occur:

(a) the termination of the Commitments pursuant to Section 8.2 or 8.3; or
                                                   -----------    ---

(b)  the Borrowing Date.

"CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss in respect of) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

"CONTRACTUAL OBLIGATION" means, relative to any Person, any provision of any security issued by such Person or of any instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

"CONTROLLED GROUP" means relative to the Borrower, all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or
Section 414(c) of the Code or Section 4001 of ERISA.

"DEFAULT" means any Event of Default or any condition or event which, after notice, lapse of time, the making of any required determination or any combination of the foregoing, would constitute an event of default.

"DOLLAR" and the sign  "$" mean lawful money of the United States of America.

"EFFECTIVE DATE" is defined in Section 10.8.
                               ------------

"ENFORCEMENT EVENT" shall mean either (a) the occurrence of any Insolvency Default or (b) the acceleration of all or any portion of the outstanding principal amount of the Loans and/or other Obligations pursuant to Section 8.2
                                                                   -----------
or 8.3 as a result of the occurrence of any Event of Default.
   ---

"ENVIRONMENTAL LAW" means any Applicable Law relating to or imposing liability or standards of conduct concerning the environment including laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

"EVENT OF DEFAULT" is defined in Section 8.1.
                                 -----------

"FINAL MATURITY DATE" means December 22, 2002.

"FISCAL QUARTER" means any quarter of a Fiscal Year ending on March 31, June 30, September 30 or December 31.

"FISCAL YEAR" means, with respect to either Obligor, any period of twelve consecutive calendar months ending on December 31.

"F.R.S. BOARD" means the Board of Governors of the U.S. Federal Reserve
System.

"GAAP" is defined in Section 1.4.
                     -----------

"GOVERNMENTAL AGENCY" means any supranational, national, federal, state, regional, tribal or local government or governmental department or other entity charged with the administration, interpretation or enforcement of any Applicable Law.

"GUARANTOR" is defined in Recital (C).
                          -----------

"GUARANTY AGREEMENT" means the Guaranty Agreement, between the Guarantor and the Agent, substantially in the form of Exhibit E attached hereto.
                                        ---------

"HAZARDOUS MATERIAL" means any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, substance or waste within the meaning of any Environmental Law.

"HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements, options or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or metals prices.

"IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or report of any independent certified public accountant or any independent chartered accountant as to any financial statement of either Obligor, any qualification or exception to such opinion or report:

(a) which is of a "going concern" or similar nature;

(b) which relates to any limited scope of examination of material matters relevant to such financial statement; or

which relates to the treatment or classification of any item in such financial statement.

"INDEBTEDNESS" of any Person means, without duplication:

(a) all obligations of such Person for borrowed money or borrowed precious metals (including in the case of such obligations, all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes, or other similar instruments on which interest charges are customarily paid;

(b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances and similar instruments, in each such case issued for the account of such Person;

(c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

(d)   net payment liabilities of such Person under all Hedging Obligations;

(e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

(f) all Contingent Liabilities of such Person in respect of any of the foregoing items of Indebtedness of any other Person.

"INDEMNIFIED LIABILITIES" is defined in Section 10.4.
                                        ------------

"INDEMNIFIED PARTIES" is defined in Section 10.4.
                                    ------------

"INSOLVENCY DEFAULT" means any condition or event which, after notice, lapse of time, the making of any required determination or any combination of the following, would constitute an Event of Default of the nature referred to in
Section 8.1.6.
-------------

"INTEREST PERIOD" means, relative to the Loan:

(a) initially, the period from the Borrowing Date to the day which numerically corresponds to the date one, three or six months thereafter (or such other date as agreed between all the Lenders and the Borrower and, subject to the availability of funds for such period to each Lender) as the Borrower may irrevocably select in the Borrowing Request delivered pursuant to Section 2.2; and
                               -----------

(b) thereafter, each period from the last day of the immediately preceding Interest Period applicable to such Loan to the day which numerically corresponds to such date one, three or six months thereafter (or such other date as may be agreed between all the Lenders and the Borrower and subject to clauses (d) and (e)) as the Borrower may irrevocably
                        -----------     ---
         select in the Interest Period Notice delivered pursuant to Section 2.4;
                                                                    -----------
         provided, however, that:
         -----------------

(c) absent the timely delivery of an Interest Period Notice, the Borrower shall be deemed to have selected that the Loan be continued for an Interest Period of one month's or such other duration as shall be required in order to comply with the other provisions of this Agreement;

(d) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day, unless such Business Day occurs in the next following calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(e) the Borrower shall not be permitted to select, and there shall not be in effect, any Interest Period that would end later than the Final Maturity Date; and

(f) the Agent shall be able to select Interest Periods satisfactory to it pursuant to Section 3.2.2 or after any Enforcement Event.
                     -------------

"INTEREST PERIOD NOTICE" means a notice of continuation and certificate duly executed by an Authorized Representative of the Borrower, substantially in the form of Exhibit B attached hereto.
        ---------

"LENDER ASSIGNMENT AGREEMENT" means an assignment agreement, duly executed by an Assignor Lender and an Assignee Lender, substantially in the form of Exhibit
                                                                        -------
C attached hereto.
-

"LENDER PARTIES" means, collectively, the Agent and the Lenders.

"LENDERS" is defined in the preamble.
                            --------

"LENDING OFFICE" means (a) with respect to each Lender, the office of such Lender designated as such below its signature hereto or such other office of such Lender as may be designated from time to time by notice from such Lender to the Agent and the Borrower, and (b) with respect to the Agent, the office of the Agent designated as such below its signature hereto or such other office of the Agent as may be designated from time to time by notice to the Borrower and each Lender.

"LIBO RATE" means, relative to any Interest Period, the offered rate of interest per annum which appears on Telerate Page 3750 (or such other page or service in replacement thereof as may be utilised by banks generally from time to time for the purpose of displaying London interbank offered rates for deposits denominated in Dollars) as at 11:00 a.m. (London time) for the number of months (or different period) comprising such Interest Period, calculated at the date which is two Business Days prior to the first day of such Interest Period; provided, however, that in the event that no such display rate is
        --------  -------
available for Dollars at such time, the Agent will request the principal London office of each Lender to provide the Agent with its quotation for offers of Dollar deposits to leading banks in the London interbank market for such period and in an amount comparable to the principal amount of such Loan, and the "LIBO RATE" shall equal the average (rounded upwards to the nearest four decimal places) of such quoted rates.

"LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

"LOAN" is defined in Section 2.1(a).
                     --------------

"LOAN DOCUMENT" means any of this Agreement, the Guaranty Agreement and each other instrument executed by the Borrower evidencing any obligation (monetary or otherwise) to any Lender Party in connection with and pursuant to this Agreement.

"MATERIALLY ADVERSE EFFECT" means, with respect to the Borrower, an effect, resulting from any occurrence of whatever nature (including any adverse determination in any labor controversy, litigation, arbitration or governmental or administrative investigation or proceeding), which is materially adverse, or is or would be reasonably likely to be materially adverse, to the ability of the Borrower to make any payment (for principal, interest, fees or otherwise) or perform any other material obligation required under any Loan Document or in respect of its consolidated financial condition, business, operations, assets or prospects.

"OBLIGATIONS" means all obligations of the Borrower's payment and performance obligations (monetary or otherwise) arising under or in connection with this Agreement and each other Loan Document to which it is a party.

"OBLIGORS" means, collectively, the Borrower and the Guarantor.

"OECD" means the Organization for Economic Cooperation and Development.

"ORGANIC DOCUMENT" means with respect to either Obligor, its certificate of incorporation and its by-laws together with all shareholder agreements, voting trusts, and similar arrangements applicable to any of its authorised shares of capital stock or other equity interests.

"OTHER DIVISIONS" is defined in Section 9.6.
                                -----------

"PARTICIPANT" is defined in Section 10.11.2.
                            ---------------

"PENSION PLAN" means a "pension plan" as such term is defined in Section 3(2) of ERISA which is subject to Title IV of ERISA (other than a multi-employer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

"PERCENTAGE" means, relative to any Lender and at any time, (a) if any Loans are outstanding, the ratio (expressed as a percentage) of (i) the principal amount of such Lender's Loans at such time to (ii) the principal amount of all the Lenders' Loans at such time or (b) if no Loans are outstanding, the ratio (expressed as a percentage) of (i) such Lender's Commitment Amount at such time to (ii) the Total Commitment Amount at such time.

"PERSON" means any natural person, corporation, partnership firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

"PLAN" means any Pension Plan or Welfare Plan.

"PROCESS AGENT" is defined in Section 10.12.
                              -------------

"PROCESS AGENT ACCEPTANCE" means a letter from the Process Agent to the Agent, substantially in the form of Exhibit D attached hereto.
                             ---------

"REGULATORY CHANGE" means the occurrence after the Effective Date of any change in or abrogation of, or introduction, adoption, effectiveness or phase-in of any:

(a)    statute, law, rule or regulation applicable to any Lender Party, or

(b) guideline, interpretation, directive, consent decree, administrative order, request or determination (whether or not having the force of law) applicable to such Lender Party of any court, central bank or governmental or regulatory authority charged with the interpretation or administration of any statute, law, rule or regulation referred to in clause (a) or of any fiscal, monetary or other authority having
       ----------
       jurisdiction over such Lender Party,

or any interpretation or reinterpretation of any item or matter referred to in clause (a) or (b) by any Person with authority in connection with such
----------    ---
interpretation or reinterpretation.

     "REQUIRED LENDERS" means, at any time, Lenders having, in the aggregate, a Percentage of more than sixty six and two thirds.

     "REQUIREMENT OF LAW" means, as to any Person, its Organic Documents and any Applicable Law or Contractual Obligation binding on or applying to such Per son.

     "RESTRUCTURING AGREEMENT" means the Restructuring Agreement dated as of December 18/th/ 1997, between (1) Compania Minera Maricunga, (2) Amax Gold Refugio, Inc. and Bema Gold (Bermuda) Limited, (3) the Borrower and Bema Gold Corporation, (4) AGI Chile Credit Corp., Inc., (5) Minera Bema Gold (Chile) Limitada, (6) Barclays Bank PLC and (7) N M Rothschild & Sons Limited.

     "SEC" means the United States Securities and Exchange Commission.

     "STANDARD BANK" is defined in the preamble.
                                       ---------

     "SUBSIDIARY" means, with respect to any Person, any corporation at least a majority or more of the outstanding shares of capital stock of which having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. For the avoidance of doubt, each of Compania Minera Maricunga, a company organized under the laws of Chile and Omolon Gold Mining Company, a company organized under the laws of Russia, shall be considered Subsidiaries of the Borrower.

     "TAX CREDIT" is defined in Section 4.7(b).
                                --------------

     "TAX PAYMENT" is defined in Section 4.7(b).
                                 --------------

     "TAXES" is defined in Section 4.6(a).
                           --------------

     "TOTAL COMMITMENT AMOUNT" means, at any time, subject to the terms and conditions of this Agreement, the excess, if any, of (a) $40,000,000, less
     (b) any reduction of the Total Commitment Amount effected pursuant to
     Section  2.3.
     -----------

     "WELFARE PLAN" means a "welfare plan" as such term is defined in Section 3(1) of ERISA.

1.2  USE OF DEFINED TERMS

     Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Guaranty Agreement and other Loan Document and each notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

1.3  CROSS-REFERENCES

     Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other

     Loan Document, as the case may be, and unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

1.4  ACCOUNTING AND FINANCIAL DETERMINATIONS

     All accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, generally accepted accounting principles in the United States ("GAAP") as in effect from time to time.

1.5  GENERAL PROVISIONS AS TO CERTIFICATES AND OPINIONS, ETC.

     Whenever the delivery of a certificate is a condition precedent to the taking of any action by any Lender Party hereunder, the truth and accuracy of the facts and the diligent and good faith determination of the opinions stated in such certificate shall in each case be conditions precedent to the right of the Borrower to have such action taken, and any certificate executed by the Borrower shall be deemed to represent and warrant that the facts stated in such certificate are true and accurate.

1.6  INTERPRETATION

     Unless a clear contrary intention appears, this Agreement and each other Loan Document shall be construed and interpreted in accordance with the provisions set forth below:

     (a) the singular number includes the plural number and vice versa;

     (b) reference to any Person includes such Person's successors, substitutes and assigns but, if applicable, only if such successors, substitutes and assigns are permitted by this Agreement or such other Loan Document, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

     (c) reference to any gender includes any other gender;

     (d) reference to any agreement or instrument means such agreement, document or instrument as amended, supplemented, novated, refinanced, replaced, waived, restated or modified, and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

     (e) reference to any Applicable Law means such Applicable Law as amended, modified, codified or re-enacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

     (f) "HEREUNDER", "HEREOF", "HERETO", "HEREIN" and words of similar import shall be deemed references to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Article, Section, clause or other provision hereof or thereof;

     (g) "INCLUDING" (and with correlative meaning "INCLUDE") means including without limiting the generality of any description preceding such term;

     (h) relative to the determination of any period of time, "FROM" means "FROM (AND INCLUDING)" and "TO" means "TO (BUT EXCLUDING)";

     (i) reference to a "CORPORATION" or "COMPANY" shall be construed as a reference to the analogous form of business entity used in any relevant jurisdiction; and

     (j) when an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning.

2.   COMMITMENTS; BORROWING AND CONTINUATION PROCEDURES

2.1  COMMITMENTS

     (a) Subject to the terms and conditions of this Agreement each Lender severally and for itself alone agrees that it will, from time to time make a single loan (with respect to each Lender, its "LOAN") to the Borrower as set forth in this Article. Each Loan shall be advanced, denominated, maintained and continued in Dollars. Each Lender will make its Loan to the Borrower on any Business Day coinciding with or occurring prior to the Commitment Termination Date. To the extent the Borrower does not request that Loans be made in the Total Commitment Amount on the Borrowing Date, any remaining portion of the Total Commitment Amount shall not be available to the Borrower at any time after the Borrowing Date.

     (c) No Lender shall be permitted or required to make its Loan if, after giving effect thereto, the aggregate original principal amount of all
         Loans:

         (i) of all Lenders would exceed the Total Commitment Amount as at the Borrowing Date; or

         (ii) of such Lender would exceed such Lender's Commitment Amount as at the Borrowing Date.

2.2  PROCEDURE FOR MAKING LOANS

     By delivering the Borrowing Request to the Agent on or before 10:00 a.m., London time, the Borrower may request on any Business Day scheduled to coincide with or occurring prior to the Commitment Termination Date, on not less than three (3) nor more than five (5) Business Days' notice (counting the date on which such Borrowing Request is given), that the Loans be made by all Lenders on the Borrowing Date set forth in the Borrowing Request in the principal amount specified in the Borrowing Request. Upon receipt of the Borrowing Request, the Agent shall promptly notify each Lender of the contents thereof, and the Borrowing Request shall not thereafter be revocable by the Borrower.

     Subject to the terms and conditions of this Agreement, the Loans requested to be made in the Borrowing Request shall be made on the requested Borrowing Date. On such Business Day and subject to such terms and conditions, each Lender shall, on or before 11:00 a.m., London time credit such Dollar account of the Agent at its Lending Office as the Agent may notify to the Lenders with an amount of Dollars, in each case equal to such Lender's Percentage of the aggregate principal amount of the Loans to be made pursuant to the Borrowing Request. To the extent funds are received by the Agent from the Lenders, the Agent shall make such funds available to the Borrower by crediting the principal amount of such Loans to such account as the Borrower may designate. No Lender's obligation to make its Loan as aforesaid shall be affected by any other Lender's failure to make its Loan.

     Notwithstanding any other provision of this Agreement, no Loans shall be made until such time as the Borrower has received telephonic or facsimile confirmation from Barclays Bank Plc (or its authorized representative), and the Borrower shall have confirmed the same to the Agent, that the transfers of funds and assignments of loans as contemplated by the Restructuring Agreement shall be in process.

2.3  CANCELLATION

     The Borrower may cancel the unutilized portion of the Total Commitment Amount in whole or in part on giving not less than thirty (30) Business Days prior written notice thereof to the Agent. Cancellation of any portion of the Total Commitment Amount shall be in a multiple of $1,000,000. Effective upon the cancellation of a portion of the Total Commitment Amount each Lender's Commitment Amount will immediately be reduced by an amount equivalent to its Percentage of the amount of such cancellation. Any such notice once given shall be irrevocable.

2.4  CONTINUATION ELECTIONS

     By delivering an Interest Period Notice to the Agent on or before 10:00 a.m., London time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three (3) nor more than five (5) Business Days' notice (counting the date on which such Interest Period Notice is given) prior to the expiration of any Interest Period with respect to any then outstanding Loans, that all of such Loans (or a portion of such Loans, but in multiples of $5,000,000) be, upon the expiration of such Interest Period, continued as Loans for the Interest Period or Interest Periods specified in such Interest Period Notice; provided,
                                                                --------
     however, that, at any one time, only two Interest Periods may be in effect.
     -------

2.5  RECORDS

     Each Lender's Loan shall be evidenced by a loan account maintained by such Lender. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate account entries, which account entries, if made, shall evidence inter alia the date of, the principal amount of, any repayments of, the interest rate on, and the Interest Period applicable to, the Loan then outstanding to such Lender. Any such account entries indicating the outstanding principal amount of the Loan outstanding to such Lender shall be prima facie evidence of the principal amount thereof owing and unpaid, but the failure to make any such entry shall not limit or otherwise affect the obligations of the Borrower hereunder to make payments of the principal amount of, or interest on, such Loans when due.

2.6  FUNDING

     Each Lender may, if it so elects, fulfil its obligation to make or maintain any portion of the principal amount of its Loan by causing a foreign branch, Affiliate or international banking facility of such Lender to make such Loans; provided, however, that in such event any Loans shall be deemed
                 -----------------
     to have been made by a foreign branch, Affiliate or international banking facility of such Lender, the obligation of the Borrower to repay the principal amount of such Loans, and pay interest thereon, shall nevertheless be to such Lender and shall be deemed to be held by it, to the extent of such Loans, for the account of such foreign branch, Affiliate or international banking facility; and provided, further, however, that no
                                         -------------------------
     Lender may make any election of the nature contemplated by this Section if, as a direct result thereof, the Borrower would then immediately be under any obligation to pay any incremental amount of the nature contemplated by
     Section 4.1, 4.2, 4.4, 4.5 or 4.6 or under any obligation pursuant to any
             ------------------    ---
     such Section to prepay all or any portion of any Loan made by such Lender.


3.   PRINCIPAL PAYMENTS; INTEREST; FEES

3.1  PRINCIPAL PAYMENTS

     The Borrower shall make payment in full of the unpaid principal amount of all Loans at the Final Maturity Date. Prior thereto, the Borrower may, from time to time on any Business Day which is the last day of the Interest Period for the Loans to be prepaid or (subject to Section 4.3) on any other
                                                       -----------
     Business Day, make a voluntary prepayment, in whole or in part, of the then outstanding principal amount of all Loans; provided, however, that:
                                                     -----------------

       (a) the Borrower shall give the Agent not less than three (3) nor more than five (5) Business Days' prior written notice (counting the date on which such notice is given) of any such voluntary prepayment, which notice, once given, shall be irrevocable; and

       (b) all such partial voluntary prepayments shall, be in an aggregate principal amount of a multiple of $5,000,000.

3.2    INTEREST PAYMENTS

       The Borrower shall make payments of interest in accordance with this Section.

3.2.1  RATE
       The Borrower shall pay interest on the principal amount of the Loans outstanding from time to time at a rate per annum equal to the sum of the LIBO Rate plus the Applicable Margin.
                 ----

3.2.2. POST-MATURITY RATE

       After the maturity of all or any portion of the principal amount of the Loans or after any other Obligations shall have become due and not been paid, the Borrower shall pay interest (after as well as before judgment) on that principal amount so matured or on any such other Obligations due, at a rate per annum equal to the sum of (i) the LIBO Rate for such Interest Periods as the Agent may from time to time select, (ii) the Applicable Margin plus (iii) two percent (2%).
                         ----


3.2.3  PAYMENT DATES

       Interest accrued on each Loan shall be payable, without duplication, on:

       (a) the last day of each Interest Period with respect to such Loan (and, in addition to such day, if any Interest Period shall exceed three months, on each date which is the last day of each successive three-monthly period occurring during such Interest Period commencing with the first three month period commencing on the first day of such Interest Period);

       (b)  the Final Maturity Date; and

       (c) with respect to any portion of any Loan repaid or prepaid pursuant to Section 3.1, 4.1 or 4.5, the date of such repayment or
               ----------------    ---
            prepayment, as the case may be.

       Interest accrued on each Loan after the maturity thereof and interest on other overdue amounts shall be payable upon demand. The amount of accruing interest on any Loans shall be calculated during each Interest Period applicable thereto by the Agent on the daily outstanding principal amount of such Loans.

3.2.4  RATE DETERMINATIONS

       All determinations by the Agent of the rate of interest applicable to any Loan shall be conclusive absent manifest error.

3.3    AGENCY FEE

The Borrower agrees to pay to the Agent (for its own account) the agency fee in the amount and at the times set forth in the letter of even date herewith.

4.   INCREASED COSTS; TAXES; MARKET DISRUPTIONS; GENERAL PAYMENT PROVISIONS

4.1  DOLLARS UNAVAILABLE

     (a) If, prior to the date on which the Agent shall make any determination of the LIBO Rate for any Interest Period, the Agent shall have determined or shall have been notified (for any reason whatsoever) that either (x) Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to the Lenders in the London interbank market, or (y) by reason of circumstances affecting the Lenders in the London interbank market, adequate means do not exist for ascertaining the interest rate applicable hereunder to such Loan, then the Agent shall promptly give telephonic notice of such determination confirmed in writing to the Borrower (which determination shall, in the absence of manifest error, be conclusive and binding on the Borrower).

     (b) As soon as practicable following the giving of any notice described in clause (a), the Agent, the affected Lenders and the Borrower shall
         ----------
         negotiate for a period not exceeding thirty (30) days with a view to agreeing an alternative basis for making or maintaining the Loans affected by the circumstances described in clause (a). During such
                                                    ----------
         period interest shall accrue on the principal amount of each affected Lender's affected Loans at the rate applicable to each such Loan immediately prior to the giving of such notice. If no such alternative basis is agreed within such period, each affected Lender's affected Loans shall bear interest at a rate per annum equal to the sum of (i) the cost to such Lender of funding such Loans (as determined by such Lender which determination shall, in the absence of manifest error, be conclusive and binding on the Borrower) plus (ii) the Applicable Margin
                                                 ----
         as in effect from time to time.

4.2  INCREASED COSTS, ETC.

     (a) The Borrower agrees to reimburse each Lender for any increase (other than as specifically covered in any other Section of this Article) in the cost to such Lender of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans, and for any reduction (other than as specifically covered in any other Section of this Article) in the amount of any sum receivable by such Lender hereunder in respect of making, continuing or maintaining any portion of any such Loans, in either case from time to time by reason of any Regulatory Change (including with respect to Regulation D of the F.R.S. Board). In the event of the incurrence of any such increased cost or reduced amount, such Lender shall promptly notify the Agent and the Borrower thereof stating in reasonable detail the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     (b) As soon as practicable following the giving of any notice described in clause (a), the affected Lender, the Agent and the Borrower shall
         ----------
         negotiate for a period not exceeding thirty (30) days with a view to avoiding or minimising the circumstances described in clause (a). If
                                                               ----------
         no steps mutually agreeable to the affected Lender, the Agent and the Borrower are decided within such thirty (30) day period, the Borrower may elect either to prepay the principal amount of and interest on such affected Lender's then affected outstanding Loans (subject, however, to
         Section 4.3) or pay, within five days after the expiry of such thirty
         -----------
         (30) day period, any additional amount required fully to compensate such affected Lender for the increased cost or reduced amount described in clause (a).
            ----------

4.3  FUNDING LOSSES

     In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of Dollar deposits or other funds acquired by such Lender to make, continue, or maintain any portion of the principal amount of a Loan) as a result of:

     (a) any payment or prepayment of the principal amount of a Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;
                                      -----------

     (b) or any action of the Borrower resulting in any Loans not being made, continued or maintained in accordance with the Borrowing Request or the Interest Period Notice given therefor,

     then, upon the request of such Lender to the Borrower (with a copy to the Agent), the Borrower shall pay to the Agent for the account of such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. A statement as to any such loss or expense (including calculations thereof in reasonable detail) shall be submitted by such Lender to the Agent and the Borrower and shall, in the absence of manifest error, be conclusive and binding on the Borrower. Each Lender Party agrees that, for the purpose of this Section, "loss or expense" refers to losses or expenses actually incurred by the Lenders and shall not include compensation to the Lenders for lost margin on the Loans.

4.4  CAPITAL COSTS

     (a) If any Regulatory Change affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its reasonable discretion) that the rate of return on its or such controlling Person's capital is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such Regulatory Change, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower may, at its option
         (i) within five days of receipt of such notice, pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return or (ii) prepay the principal amount of and interest on such affected Lender's then outstanding Loans (subject, however, to Section 4.3). A statement of
                                                 -----------
         such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable.

     (b) Notwithstanding clause (a), the Borrower shall not be obligated to pay
                         ----------
         any amount to any Lender in respect of any such reduction in the rate of return which arises as a consequence of any Applicable Law implementing (i) the proposals for international convergence of capital measurement and capital standards published by the Basle Committee on Banking Regulations and Supervisory Practices in July 1988 and/or (ii)
         (x) the Council of the European Communities Directive of 17 April 1989, on the own funds of credit institutions (89/299/EEC), (y) the Council of the European Communities Directive of 18 December 1989, on a solvency ratio for credit institutions (89/647/EEC) and/or (z) the Council of the European Communities Directive of 15 March 1993 on the capital adequacy of investment firms and credit institutions (93/6/EEC), as each of the foregoing items in this clause may be amended from time to time, to the extent that the impact of any such Applicable Law can reasonably be calculated at the Effective Date. In addition, no Lender may make any claim for compensation in respect of any such reduction in return to the extent that such claim relates to a period occurring prior to the date which is six (6) months prior to the notification by such Lender of the event leading to such reduction in the rate of return; provided, however, that nothing in this sentence
                             --------  -------
         shall restrict the ability of such Lender to make any further claim for compensation in respect of any event notified to the Borrower at any time on or after such date of notification.

4.5  ILLEGALITY

     (a) If, as the result of any Regulatory Change, any Lender shall determine (which determination, in the absence of manifest error, shall be conclusive and binding on the Borrower) that it is unlawful for such Lender to make its Loan, the obligations of such Lender to make any portion of the principal amount of its Loan shall, upon such determination (and telephonic notice thereof confirmed in writing to the Agent and the Borrower), forthwith be suspended until such Lender shall become aware that the circumstances causing such suspension no longer exist and shall have notified the Agent and the Borrower to such effect, at which time the obligation of such Lender to make its Loan shall be reinstated.

     (b) If, as the result of any Regulatory Change, any Lender shall determine (which determination, in the absence of manifest error, shall be conclusive and binding on the Borrower) that it is unlawful for such Lender to continue its Loan, then, upon notice by such Lender to the Agent and the Borrower, such Lender shall consult with the Borrower and the Agent for a period of up to thirty (30) days from the date of such notice, with a view to agreeing upon a mutually acceptable alternative arrangement which will avoid or minimize such illegality. If no steps mutually agreeable to the affected Lender, the Agent and the Borrower are decided within such thirty (30) day period (or if such period of consultation shall be effectively prohibited by such Regulatory Change) the Borrower shall prepay, within five days after the expiry of such thirty (30) day period (or on such earlier date as may be required by such Regulatory Change) the principal amount of and interest on such affected Lender's then outstanding Loan (subject, however, to Section
                                                                       -------
         4.3).
         ---

4.6  TAXES

    (a) All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable pursuant to this Agreement or any other Loan Document to any Lender Party shall be made free and clear of, and without deduction for any, present or future income, excise, stamp or other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority of any jurisdiction, in each case other than franchise taxes and taxes imposed on or measured by the recipient's net income or receipts (such non-excluded items referred to as "TAXES"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder or under any other Loan Document is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

         (i) to the extent that any such Taxes are payable by the Borrower, pay directly to the relevant authority the full amount to be so withheld or deducted;

         (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent (to the extent the same is available to the Borrower) evidencing such payment to such authority; and

         (iii) pay to the Agent for the account of the Person or Persons entitled thereto such additional amount or amounts as is necessary to ensure that the net amount actually received by such Person will be equal to the full amount such Person would have received had no such withholding or deduction been required.

         Moreover, if any Taxes are directly asserted against any Lender Party with respect to any payment received by such Lender Party hereunder or under any other Loan Document, such Lender Party may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses except to the extent that the same are incurred as a result of the gross negligence or wilful misconduct of the relevant Lender Party) as is or are necessary in order that the net amount received by such Lender Party after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Lender Party would have received had such Taxes not been asserted.

    (b) If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for its own account and/or, as the case may be, the account of the relevant Lender Parties, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent or the relevant Lender Parties, as the case may be, for any incremental Taxes, interest or penalties that may become payable by any such Lender Party as a result of any such failure (excluding, however, any such incremental Taxes, interest or penalties incurred as a result of the gross negligence or wilful misconduct of the relevant Lender Party). For purposes of this Section, a distribution hereunder or under any other Loan Document by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

     (c) The Lender Parties agree to cooperate with the Borrower in completing and delivering or filing tax-related forms which would reduce or eliminate any amount of taxes of the nature referred to in clause (a) required to be deducted or withheld
                            ----------
         on  account of any payment made by the Borrower under this Agreement or any other Loan Document; provided, however, that no Lender Party
                                     --------  -------
         shall be under any obligation to execute and deliver any such form if, in the opinion of such Lender Party, completion of any such form might reasonably be expected to result in an adverse consequence with respect to the business or tax position of such Lender Party.

4.7  MITIGATION

     (a) In the event that the Borrower (or any Person on its behalf) makes payment of any amount pursuant to Section 4.4 or 4.6 or that any Lender
                                           -----------    ---
         Party seeks payment of an amount pursuant to Section 4.4 or 4.6 or
                                                      -----------    ---
         because of circumstances resulting in the thirty (30) day negotiation period described in clause (b) of any of Section 4.1, 4.2, or 4.5, such
                                                  -----------------    ---
         affected Lender Party agrees that it will take such reasonable steps as may reasonably be open to it to mitigate the effects of the circumstances described in the foregoing Sections (including the transfer of such Lender Party's Lending Office to another jurisdiction and the application for a Tax Credit); provided, however, that no
                                                --------  -------
         Lender Party shall be obligated to (i) take any such steps if, in its opinion, such steps would require it to achieve less than its expected return under this Agreement or would have an adverse effect upon its assets or financial condition, (ii) achieve any particular result in the case of any such steps resulting in less than complete mitigation of the relevant circumstances or (iii) take any such steps if, in its opinion, it would incur a liability to the Borrower as a result thereof.

     (b) If, pursuant to clause (a), any Lender Party effectively obtains a
                         ----------
         refund of tax or credit (a "TAX CREDIT") against a payment made by the Borrower pursuant to Section 4.6 (a "TAX PAYMENT"), and such Lender
                              -----------
         Party is able to identify such Tax Credit as being attributable to such Tax Payment, then such Lender Party, after actual receipt of such Tax Credit, shall reimburse the Borrower for such amount as such Lender Party shall reasonably determine to be the proportion of such Tax Credit as shall be reasonably attributable to such Tax Payment;

         provided, however, that no Lender Party shall be required to make any
         -----------------
         such reimbursement which would cause it to lose the benefit of such Tax Credit or would otherwise adversely affect any matter relating to such Lender Party in connection with the assessment or payment of any Taxes. Each Lender Party shall have absolute discretion as to whether to claim any Tax Credit, and if it does so claim, the extent, order and manner in which it does so. No Lender Party shall be obliged to disclose information regarding its tax affairs or computations to the Borrower.

4.8  PAYMENTS, COMPUTATIONS, ETC

     All payments by the Borrower pursuant to this Agreement or any other Loan Document shall be paid in Dollars. All such payments shall be made by the Borrower to the Agent for the account of each Lender Party entitled thereto, by delivery of Dollars in immediately available funds to an account of the Agent in New York City at the Agent's Lending Office, which account shall be designated from time to time by notice to the Borrower from the Agent in either such case for the account of each Lender Party entitled thereto (and, if such payment shall be of less than the due amount of the relevant payment Obligation then due and owing, for the pro rata benefit of each Lender Party entitled to share in such payment in accordance with its respective portion of the aggregate unpaid amount of similar payment Obligations). All such payments shall be made, without setoff, deduction, or counterclaim, not later than 11:00 a.m., New York time, on the date when due. Any payments received hereunder after the time and date specified in this Section shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall promptly remit to each Lender its share (calculated as aforesaid), if any, of such payments to an account designated by such Lender to the Agent by notice from time to time and maintained at such Lender's Lending Office. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Subject to clauses (d) and (e)
                                                           -----------     ---
     of the definition of "INTEREST PERIOD", whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment.

4.9  PRORATION OF PAYMENTS

     If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff, or otherwise) on account of the principal amount of or interest on any Loan or of any other payment Obligation of the Borrower in excess of its pro rata share of payments then or therewith obtained by all Lenders entitled thereto upon the principal amount of and interest on all Loans or the relevant such payment Obligation, such Lender shall purchase from the other Lenders such participations in Loans (or other Obligations) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all
                                               --------  -------
     or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by Applicable Law, exercise all its rights of payment (including pursuant to Section 4.10) with respect to such participation as fully as if
                 ------------
     such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lender entitled under this Section to share in the benefit of any recovery on such secured claim.

4.10 APPLICATION OF PROCEEDS

     If at any time any amount received by the Agent is less than the amount then due and payable pursuant to this Agreement or any other Loan Document such amount may, in the discretion of the Agent (after consultation with the Lenders), be applied (after payment of any amounts payable to the Agent pursuant to Sections 10.3 and 10.4 and similar provisions contained in any
                 -------------     ----
     other Loan Document) in whole or in part by the Agent against, all or any part of the Obligations in the following order:

     (a) first, to amounts outstanding to the Lender Parties under any Loan Document in respect of any amount other than interest on, or the principal amount of, any Loan;

     (b) second, to amounts outstanding to the Lender Parties (or any of them) under any Loan Document in respect of interest on any Loan; and

     (c) third, to amounts outstanding to the Lender Parties under any Loan Document in respect of the principal amount of any Loan.

     Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations, and the termination of all Commitments (if not then already terminated), shall be paid over to whomsoever may be lawfully entitled to receive such surplus.

4.11 JUDGMENT CURRENCY, ETC

     (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency, the Borrower agrees, to the fullest extent permitted by Applicable Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency on the Business Day preceding that on which final judgment is given.

     (b) The obligation of the Borrower in respect of any sum denominated in Dollars due from it to any Lender Party shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender Party of any sum adjudged to be so due in such other currency, such Lender Party may in accordance with normal banking procedures, purchase Dollars with such other currency. In the event that the Dollars so purchased are less than the sum originally due to such Lender Party in Dollars, the Borrower, as a separate obligation and notwithstanding any such judgment, hereby indemnifies and holds harmless such Lender Party against such loss, and if the Dollars so purchased exceed the sum originally due to such Lender Party, such Lender Party shall remit to the Borrower such excess.

5.  CONDITIONS PRECEDENT TO MAKING LOANS

    The obligations of the Lenders to make the Loans shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article.

5.1 RESOLUTIONS, ETC

    The Agent shall have received:

    (a) from each Obligor, a certificate of its Secretary or similar officer as to:

        (i) resolutions of (or other confirmation of authority granted by) its Board of Directors or similar body then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be executed by it in connection with the transactions contemplated hereby and thereby (in the case of the Borrower) and the Guaranty Agreement (in the case of Guarantor);

        (ii) the incumbency and signatures of those of its officers authorised to act with respect to this Agreement and each other Loan Document or other document executed or to be executed by it (in the case of the Borrower) and the Guaranty Agreement (in the case of the Guarantor); and

        (iii) its Organic Documents as then in effect.

5.2  GUARANTY AGREEMENT

     The Agent shall have received counterparts of the Guaranty Agreement, duly executed by an Authorized Representative of the Guarantor.

5.3  PROCESS AGENT ACCEPTANCE

     The Agent shall have received a counterpart of the Process Agent Acceptance, duly executed by the Process Agent, together with evidence of the appointment of the Process Agent by each Obligor.

5.4  OPINIONS OF COUNSEL

     The Agent shall have received opinions from:

     (a) Debevoise & Plimpton, New York counsel to the Lender Parties, substantially in the form of Exhibit F attached hereto;
                                      ---------

     (b) Deborah Friedman, Esq., counsel to the Borrower, substantially in the form of Exhibit G attached hereto; and
                 ---------

     (c) Dale E. Huffman, counsel to the Guarantor, substantially in the form of Exhibit H attached hereto.
            ---------

     The Borrower hereby instructs counsel referred to in clause (b) to
                                                          ----------
     deliver the opinion referred to in such clause to the Lender Parties.

5.5  COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC

     The representations and warranties of the Borrower set forth in Article 6
                                                                     ---------
     and of the Guarantor set forth in Article 3 of the Guaranty Agreement shall be true and correct in all material respects as of the date initially made, and both immediately before and immediately after the making of the Loans (but, if any Default of the nature referred to in Section 8.1.5 shall have
                                                       -------------
     occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of such Loans to such other Indebtedness):

     (a) such representations and warranties shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

     (b) no Default shall have then occurred and be continuing.

5.6  BORROWING REQUEST

     The Agent shall have received the Borrowing Request.

6.   REPRESENTATIONS AND WARRANTIES

     In order to induce the Lender Parties to enter into this Agreement and, in the case of the Lenders, to make and continue Loans hereunder, the Borrower individually for itself and with respect to matters hereinafter relating to it represents and warrants unto each Lender Party as set forth in this Article. The representations and warranties set forth in this Article shall be made upon the delivery of the Borrowing Request and each Interest Period Notice, and shall be deemed to have been made on the Borrowing Date and on the effective date of any Interest Period Notice.

6.1  ORGANIZATION, POWER, AUTHORITY, ETC

     The Borrower is a corporation validly organized and existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing (where such concept is applicable) as a foreign company in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify would have a Materially Adverse Effect and has full power and authority, and holds all requisite Approvals, to own and hold under lease its property, to sue and to be sued in its own name and to conduct its business substantially as currently conducted by it. The Borrower has full power and authority to enter into and perform its obligations under this Agreement and the other Loan Documents executed or to be executed by it.

6.2  DUE AUTHORIZATION; NON-CONTRAVENTION

     The execution and delivery by the Borrower of this Agreement and each other Loan Document executed or to be executed by it and the performance by the Borrower of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action on its part, do not require any Approval, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Requirement of Law or Approval binding on it, and will not result in or require the creation or imposition of any Lien on any of its properties pursuant to the provisions of any Contractual Obligation.

6.3  VALIDITY, ETC.

     This Agreement constitutes, and each other Loan Document executed or to be executed by the Borrower constitutes, the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, subject as to enforceability only, to Applicable Laws relating to bankruptcy and the enforceability of creditors' rights generally and by the fact that the availability of equitable remedies is discretionary.

6.4  FINANCIAL INFORMATION

     The financial information of the Borrower which has been furnished to the Agent for the purposes of or in connection with this Agreement as contained in the Borrower's annual report on Form 10-K for the 1996 Fiscal Year and quarterly reports on Form 10-Q for the first three Fiscal Quarters of the 1997 Fiscal Year, in each case as filed with the SEC, has been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and presents fairly the financial position of the Borrower as at the dates thereof and the results of its operations for the periods then ended. The Borrower does not have on the date hereof any material Contingent Liability or liability for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in its financial statements described in this Section or in the notes thereto.

6.5  ABSENCE OF DEFAULT

     The Borrower is not in default in the payment of (or in the performance of any material obligation applicable to) any Indebtedness or any material Requirement of Law.

6.6  LITIGATION, ETC.

     Except as previously disclosed to the Agent in writing, there is no pending or, to the knowledge of the Borrower, threatened labour controversy, litigation, arbitration or governmental investigation or proceeding against the Borrower or any of its Subsidiaries, or to which any of its business, operations, properties, assets, revenues or prospects is subject as to which the Borrower believes there is a reasonable likelihood of an adverse outcome which, if adversely determined, might have a Materially Adverse Effect. In the case of any litigation so disclosed, there has been no development in such litigation since the Effective Date which might have a Materially Adverse Effect.

6.7  MATERIALLY ADVERSE EFFECT

     Since December 31 1996 there have been no occurrences which, individually or in the aggregate, have or may have a Materially Adverse Effect with respect to the Borrower.

6.8  TAXES AND OTHER PAYMENTS

     The Borrower has filed, or caused to be filed, all tax returns and reports required by Applicable Law to have been filed by or on its behalf except as permitted hereunder, except any such taxes, charges or amounts (a) in respect of which the relevant invoice or demand for payment was issued not more than one hundred and twenty (120) days prior to the payment thereof (and in respect of which the relevant Person will pay prior to the end of such period), (b) which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the books of the relevant Person or (c) taxes relating to any period prior to January 1, 1992 with respect to the payment of which the Borrower has been indemnified by Amax, Inc.

6.9  ENVIRONMENTAL COMPLIANCE

     Except as disclosed in the Borrower's annual report on Form 10-K for the 1996 Fiscal Year or to the Agent in writing, (a) the Borrower and its Subsidiaries have complied with all applicable Environmental Laws, except where the failure to be in compliance therewith would not have a Materially Adverse Effect, (b) the Borrower and its Subsidiaries do not manage any Hazardous

      Materials at any of their facilities and assets in violation of any Environmental Laws, except where any such violation would not reasonably be expected to have a Materially Adverse Effect and (c) there are no events, conditions or circumstances occurring at or relating to any facilities or assets of the Borrower or its Subsidiaries involving any environmental pollution or contamination that have, or would reasonably be expected to have, a Materially Adverse Effect.

6.10  PARI PASSU

      The payment Obligations of the Borrower under this Agreement and each other Loan Document to which it is a party rank at least pari passu in right of payment with all of the Borrower's other unsecured and unsubordinated Indebtedness, other than any such Indebtedness which is preferred by mandatory provisions of Applicable Law.

7.    COVENANTS

7.1   CERTAIN COVENANTS

      The Borrower agrees with each Lender Party that, until all Commitments have terminated and all Obligations have been paid and performed in full, it will perform its obligations set forth in this Article.

      7.1.1 FINANCIAL INFORMATION, ETC.

            The Borrower will furnish, or will cause to be furnished, to the Agent copies (with sufficient copies for each other Lender Party) of the following financial statements, reports and information:

            (a) promptly when available, and in any event within ninety (90)
                days after the close of each Fiscal Year of the Borrower, a copy of each Obligor's annual report on Form 10-K for such Fiscal Year, and reported on without Impermissible Qualification by independent certified public or chartered accountants of recognized international standing;

            (b) promptly when available, and in any event within forty five (45)
                days after the close of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower , a copy of each Obligor's quarterly report on Form 10-Q for such Fiscal Quarter;

            (c) as soon as possible and in any event within five (5) Business
                Days after the occurrence of any Default, a statement of its chief financial Authorized Representative setting forth details of such Default and the action which it has taken and/or proposes to take with respect thereto;

            (d) as soon as possible and in any event within five (5) Business
                Days after the occurrence of any adverse development with respect to any labor controversy, litigation, arbitration or governmental investigation or proceeding described in

                Section 6.6 which has a reasonable likelihood of having a
                -----------
                Materially Adverse Effect;

            (e) notice of the occurrence as soon as possible and in any event within five (5) Business Days after it knows or has reason to know of any circumstance which has a reasonable likelihood of having a Materially Adverse Effect;

            (f) promptly after the sending or filing thereof, copies of all reports that it sends to its public shareholders and copies of registration statements and filings made with the SEC or any national or regional securities exchange or commission which, in any such case, relate to or describe any material matter in connection with the business, operations, assets, financial condition or prospects of the Borrower; and

            (g) such other information with respect to the business, operations, assets, financial condition, or prospects of the Borrower as the Agent or any Lender (acting through such Agent) may from time to time reasonably request.

7.1.2  COMPLIANCE WITH LAWS

       The Borrower will comply in all material respects with all Applicable Laws relating to it and to its assets and properties except where such failure to comply would not have a Materially Adverse Effect.

7.1.3  MAINTENANCE OF CORPORATE EXISTENCE

       The Borrower will do and will cause to be done at all times all things necessary to maintain and preserve its corporate existence and will do and cause to be done at all times all things necessary to be duly qualified to do business and be in good standing (where such concept is relevant) as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary.

7.1.4  PAYMENT OF TAXES, ETC

       The Borrower will pay and discharge, as the same may become due and payable, all taxes, assessments, fees and other governmental charges or levies against it or on any of its property, as well as claims of any kind or character (including claims for sums due for labour, material, supplies, personal property and services); provided, however, that the
                                                  ---------
       foregoing shall not require the Borrower to pay or discharge any such tax, assessment, fee, charge, levy or claim so long as it shall be diligently contesting the validity or amount thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto.

7.1.5  BOOKS AND RECORDS

       The Borrower will keep financial records and statements reflecting all of its business affairs and transactions in accordance with GAAP.

7.1.6  PROCEEDS

       The Borrower shall apply the proceeds of the Loans strictly in accordance with this Agreement including as set forth in Recital (B).
                                                     -----------

7.1.7  ENVIRONMENTAL COVENANT

       (a) The Borrower will, and will use its best efforts to ensure that each other Subsidiary will, use and operate all of its facilities and properties related thereto in material compliance with, keep all material Approvals relating to environmental matters in effect and remain in material compliance with and handle all Hazardous Materials in material compliance with, all applicable Environmental Laws.

       (b) The Borrower will immediately notify the Agent and (upon the request of the Agent) provide (and ensure that each Subsidiary provides) copies upon receipt of all material written claims or complaints or (to the extent any matter referred to in any notice or inquiry might have a Materially Adverse Effect) notices or inquiries relating to the condition of its facilities and properties or compliance with all applicable Environmental Laws, and shall promptly cure (to the extent necessary to terminate such action or proceeding) any actions and proceedings relating to compliance with all applicable Environmental Law.

        (c) The Borrower will provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section.

7.1.8   PARI PASSU

        The Borrower will ensure that its payment Obligations under this Agreement and each other Loan Document to which it is a party rank at least pari passu in right of payment with all of the Borrower's unsecured and unsubordinated Indebtedness, other than any such Indebtedness which is preferred by mandatory provisions of Applicable Law.

7.1.9   ACCURACY OF INFORMATION

        All factual information hereafter furnished by or on behalf of the Borrower in writing to any Lender Party for the purposes of or in connection with this Agreement or any transactions contemplated thereby will be true and accurate in all material respects on the dates of which such information is dated or certificate and such information shall not be incomplete by omitting to state any material fact necessary to make such information not misleading in any material respect.

7.1.10  PLANS

        The Borrower will maintain and operate each Plan in material compliance with ERISA and the Code.

7.1.11  BUSINESS ACTIVITIES; ORGANIC DOCUMENTS; FISCAL YEAR

        (a) The Borrower will not amend its Organic Documents in any material respect, change its corporate name or change its Fiscal Year.

        (b) The Borrower will not engage in any business activity, directly or indirectly through its Subsidiaries, other than the exploration for and exploitation of metals and minerals and the construction, development and operation of metal and mineral mines and any activity incidental thereto.

8.      EVENTS OF DEFAULT

8.1     EVENTS OF DEFAULT

        The term "EVENT OF DEFAULT" shall mean any of the events set forth in this Section.

        8.1.1  NON-PAYMENT OF OBLIGATIONS

        The Borrower:

        (a) shall default in the payment, repayment or prepayment when due of any principal amount of or interest on any Loan; or

        (b) shall default in the payment when due of interest on any Loan or any other Obligation (and such default shall continue unremedied for a period of five (5) Business Days).

8.1.2   NON-PERFORMANCE OF CERTAIN COVENANTS

        The Borrower shall default in the due performance and observance of any of its obligations under Section 7.1.6, 7.1.8 or 7.1.11 or the
                                     ---------------------    ------
        Guarantor shall default in the due performance and observance of its obligations under Section 4.3 of the Guaranty Agreement.
                          -----------

8.1.3  NON-PERFORMANCE OF OTHER OBLIGATIONS

       Either Obligor shall default in the due performance or observance of any term, condition, covenant or agreement contained in any Loan Document executed by it (other than a default referred to in Section 8.1.1 or
                                                           -------------
       8.1.2), and, if capable of cure or remedy, such default shall continue
       -----
       unremedied for a period of thirty (30) Business Days (or such longer period as the Agent may in its absolute discretion agree in the event that the Agent determines that such default is reasonably capable of being cured within such longer period) after notice thereof shall have been given to such Obligor by the Agent.

8.1.4  BREACH OF REPRESENTATION OR WARRANTY

       (a) Any representation or warranty of the Borrower made hereunder or in any other writing furnished by it or on its behalf for the purposes of or in connection with this Agreement shall prove to have been incorrect in any material respect when made.

       (b) Any representation or warranty of the Guarantor made under the Guaranty Agreement shall prove to have been incorrect in any material respect when made.

8.1.5  DEFAULT ON OTHER INDEBTEDNESS

       A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1 but including for
                                             -------------
       the avoidance of doubt, as may be arising under or in connection with the Restructuring Agreement) of either Obligor (or any of its Subsidiaries) having a principal amount, individually or in the aggregate, in excess of $5,000,000 (or the equivalent thereof in any other currency) in the case of the Borrower or in excess of $30,000,000 (or the equivalent thereof in any other currency) in the case of the Guarantor or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if (a) (i) the effect of such default is to permit (after the passage of time, the giving of notice, the making of any required determination or any combination of the foregoing) the acceleration of the maturity of any such Indebtedness and (ii) in the reasonable opinion of the Required Lenders such default is not capable of being cured within the applicable period for cure set forth in the relevant documentation relating to such Indebtedness or (b) such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

8.1.6  BANKRUPTCY, INSOLVENCY ETC

       Either Obligor shall:

       (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

       (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestration or other custodian for such Person, or any property of any thereof, or make a general assignment for the benefit of creditors;

       (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Person or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty
           (60) days, provided that the Borrower hereby expressly authorizes each Lender Party to appear in any court conducting any relevant proceeding during such sixty (60) day period to preserve, protect and defend their rights under the Loan Documents;

       (d) permit or suffer to exist the commencement of any bankruptcy, reorganisation, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of either Obligor and, if such case or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed, provided that the Borrower hereby expressly authorizes each Lender Party to appear in any court conducting any relevant proceeding during such sixty (60) day period to preserve, protect and defend their rights under the Loan Documents;

       (e) suffer any comparable event to any of the foregoing in any jurisdiction; or

       (f) take any corporate action authorising, or in furtherance of, any of the foregoing.

8.1.7  IMPAIRMENT OF LOAN DOCUMENTS

       This Agreement or the Guaranty Agreement shall cease in whole or part to be the legal, valid, binding and enforceable obligation of the relevant Obligor party thereto or such Obligor or any other Person (other than any Lender Party) shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability.

8.1.8  JUDGMENTS

       Any judgment or order for the payment of money in excess of $5,000,000 (or the equivalent thereof in any other currency) in the case of the Borrower shall be rendered against the Borrower and either:

      (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

      (b) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

8.1.9   MATERIALLY ADVERSE EFFECT

        Any event shall occur or condition shall exist which constitutes a Materially Adverse Effect.

8.1.10  PLANS

        Any of the following events shall occur with respect to any Plan:

        (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

        (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

8.2     ACTION IF BANKRUPTCY

        If any Event of Default described in Section 8.1.6 shall occur, the
                                             -------------
        Commitments (if not therefore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

8.3     ACTION IF OTHER EVENT OF DEFAULT

        If any Event of Default (other than any Event of Default described in
        Section 8.1.6) shall occur for any reason, whether voluntary or
        -------------
        involuntary, and be continuing, the Agent may, and upon the direction of the Required Lenders, shall, upon notice or demand to the Borrower, declare all or any portion of the outstanding Loans to be due and payable and any or all other Obligations to be due and payable and/or the Commitments (if not therefore terminated) to be terminated, whereon the full unpaid principal amount of such Loans and any and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment, and/or as the case may be, the Commitments shall terminate.

9.      THE AGENT

9.1     ACTIONS

        Each Lender authorises the Agent to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders, received from time to time by the Agent (with respect to which the Agent agrees that it will, subject to the last paragraph of this Section, comply in good faith except as otherwise advised by counsel to the effect that any such compliance might subject the Agent to any liability of whatsoever nature), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.

        Each Lender agrees (which agreement shall survive any termination of this Agreement) to indemnify the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document, including the reimbursement of the Agent for all out-of-pocket expenses (including attorneys' fees and expenses on a full indemnity basis) incurred by the Agent hereunder or thereunder or in connection herewith or therewith or in enforcing the Obligations of either Obligor under this Agreement or any other Loan Document, in all cases as to which the Agent is not reimbursed by such Obligor; provided,
                                                                       ---------
        however, that no Lender shall be liable for the payment of any portion
        -------
        of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted from the Agent's gross negligence or wilful misconduct.

        The Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified to its satisfaction by the Lenders against loss, costs, liability and expense. If any indemnity in favor of the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

9.2     FUNDING RELIANCE, ETC

        Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., London time, on the day prior to the proposed Borrowing Date that such Lender will not make available the amount which would constitute its Percentage of the Loans to be made by all the Lenders on such date, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower jointly and severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the interest rate applicable at the time to the relevant Loans.

9.3  EXCULPATION

     Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, or responsible for any recitals or warranties herein or therein, or for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document or to make any inquiry respecting the performance by either Obligor of its obligations hereunder or thereunder. The Agent shall be entitled to rely upon the advice of counsel concerning legal matters and upon any notice, consent, certificate, statement, or writing which it believes to be genuine and to have been presented by a proper Person.

9.4  SUCCESSORS

     The Agent may resign as such at any time upon at least thirty (30) days' prior notice to the Borrower and all the Lenders. If the Agent at any time shall resign, the Required Lenders may appoint (subject, as long as no Default shall have occurred and be continuing, to the prior written consent of the Borrower, such consent not to be unreasonably withheld or delayed) another Lender as the successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed as aforesaid, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint (subject, as long as no Default shall have occurred and be continuing, to the prior written consent of the Borrower, such consent not to be unreasonably withheld or delayed) a successor Agent, which shall be one of the Lenders or a commercial banking institution having a combined capital and surplus of at least $500,000,000 (or the equivalent thereof in another currency). Upon the acceptance of any appointment as an Agent hereunder by the successor Agent, such successor Agent shall be entitled to receive from the retiring Agent, such documents of transfer and assignment as the successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement and each other Loan Document.

9.5  LOANS BY STANDARD BANK

     Standard Bank shall have the same rights and powers with respect to the Loans made by it as any Lender and may exercise the same as if it were not the Agent. Standard Bank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with either Obligor or any Affiliate of any thereof as if Standard Bank were not the Agent.

9.6  STANDARD BANK AS THE AGENT

     In acting as Agent for the Lenders, the Administrative Agent's banking division will be treated as a separate entity from any other of its divisions (or similar unit of the Agent in any subsequent re-organization) or Subsidiaries (the "OTHER DIVISIONS") and, in the event that the Agent should act for either Obligor or any Affiliate of either in a corporate finance or other advisory capacity ("ADVISORY CAPACITY"), any information given by such Person to one of the

     Other Divisions is to be treated as confidential and will not be available to the Lender Parties without the consent of such person provided that:-

     (a) the consent of such Obligor or such Affiliate will not be required in relation to any information which the Agent in its discretion determines relates to a Default or in respect of which the Lenders have given a confidentiality undertaking in a form satisfactory to the Agent and the relevant Obligor or Affiliate acting reasonably; and

     (b) if representatives or employees of the Agent receive information in relation to either Obligor or while acting in an Advisory Capacity they will not be obliged to disclose such information to representatives or employees of the Agent in their capacity as agent bank hereunder or to any of the Lenders if to do so would breach any rule or regulation or fiduciary duty imposed upon such persons.

9.7  CREDIT DECISIONS

     Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such documents, information and investigations as it has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

10.  MISCELLANEOUS

10.1 WAIVERS, AMENDMENTS, ETC

     The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower (and in the case of the third paragraph of
     Section 2.2 only, Cyprus Amax), the Agent and the Required Lenders;
     -----------
     provided, however, that no such amendment, modification or waiver which
     -----------------
     would:

     (a) modify any requirement hereunder that any particular action be taken or a determination be made by, or with the consent of or in consultation with, all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

     (b) modify this Section, change the definition of "REQUIRED LENDERS", increase the Total Commitment Amount or the Percentage of any Lender or otherwise subject any Lender to any additional obligation, shall be made without the consent of each Lender;

     (c) extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Loan or any other amount payable hereunder or under any other Loan Document shall be made without the consent of each Lender; or

     (d) affect the interests, rights or obligations of the Agent qua the Agent
                                                                  ---
         shall be made without consent of the Agent.

     No failure or delay on the part of any Lender Party in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Lender Party under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

10.2 NOTICES

     All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be sent by hand delivery, courier delivery, telex (if the receiving party shall have telex facilities) or facsimile and addressed or delivered to it at its address set forth below its signature hereto and designated as its "Address for Notices" or at such other address as may be designated by such party in the relevant Loan Document or in a notice to the other parties. Any notice, (a) if sent by hand delivery or courier delivery, shall be deemed received when delivered and (b) if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback received at both the beginning and end of the relevant transmission in the case of telexes and transmission confirmed by the sending facsimile machine in the case of facsimiles).

10.3 COSTS AND EXPENSES.

     (a) The Borrower agrees to pay on demand all reasonable out-of-pocket expenses (inclusive of United Kingdom Value Added Tax or any other similar tax) of each Lender Party for the negotiation, preparation, execution and delivery of this Agreement and each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required (including the reasonable fees and expenses of counsel to the Agent on a full indemnity basis) from time to time incurred in connection therewith), whether or not the transactions contemplated hereby are consummated, and all reasonable out-of-pocket expenses (inclusive as aforesaid) of the Lender Parties (including reasonable fees and expenses of counsel to the Agent on a full indemnity basis, and any stamp or other taxes incurred in connection with the preparation and review of the form of any instrument relevant to this Agreement or any other Loan Document, the consideration of legal questions relevant hereto and thereto and the filing, recording, refiling or re-recording of any Loan Document and all amendments or supplements to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or re-recorded by the terms hereof or of any other Loan Document.

     (b) The Borrower agrees to reimburse each Lender Party upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses on a full indemnity basis and inclusive of United Kingdom Value Added Tax or other similar tax incurred by such Lender Party in connection with (i) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations, and (ii) the enforcement of any Obligations.

10.4 INDEMNIFICATION

     In consideration of the execution and delivery of this Agreement by each Lender Party and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds each Lender Party and each of its officers, directors, shareholders, employees and agents (the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages and expenses in connection therewith, including reasonable attorneys' fees and disbursements on a full indemnity basis (the "INDEMNIFIED LIABILITIES"), incurred by any of the Indemnified Parties as a result of, or arising out of, or relating to:

     (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

     (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of either Obligor as the result of any determination by the Lenders pursuant to Article 5 not to fund the
                                                  ----------
         Loans);

     (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by the Borrower of any Hazardous Material; or

     (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases or threatened releases from, any real property owned or operated by the Borrower of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law.

10.5 SURVIVAL

     The obligations of the Borrower under Sections 3.3, 4.2, 4.3, 4.4, 4.6,
                                           --------------------------------
10.3 and 10.4 and the obligations of the Lenders under Section 9.1, shall, in
-------------                                          -----------
each case, survive any termination of this Agreement. The representations and warranties made by the Borrower in this Agreement and the Guarantor in the Guaranty Agreement shall survive the execution and delivery of this Agreement and the Guaranty Agreement.

10.6 SEVERABILITY

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.7 HEADINGS

     The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

10.8 COUNTERPARTS, EFFECTIVENESS, ETC

     This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective on the date (the "EFFECTIVE DATE") when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent.

10.9 GOVERNING LAW, ENTIRE AGREEMENT

     (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     (b) This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

10.10 SUCCESSORS AND ASSIGNS

      This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided,
                                                                  --------
      however, that:
      -------

      (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all the Lenders; and

      (b) the rights of sale, assignment, and transfer of the Lenders are subject to Section 10.11.
                     -------------

10.11 SALE AND TRANSFER OF LOANS; PARTICIPATIONS IN LOANS

      Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section.

      10.11.1  ASSIGNMENTS

          Any Lender, with notice to the Borrower and the other Lenders, may assign and delegate to any of its Affiliates or to any other Lender or to one or more commercial banks or other commercial lending institutions (each Person described as being the Person from or to whom such assignment and delegation is to be made, being hereinafter referred to as an "ASSIGNOR LENDER" or "ASSIGNEE LENDER", respectively), all or any fraction of such Lender's total Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the Assignor Lender's Loans and Commitment) in a minimum aggregate amount of $5,000,000 and an integral multiple of $1,000,000; provided however, that no such
                                           -------- -------
          assignment shall be made if, as a direct result thereof, the Borrower would then immediately be under any obligation to pay any incremental amount of the nature contemplated by Section 4.1, 4.2, 4.4, 4.5 or 4.6
                                               --------------------------    ---
          or under any obligation pursuant to any such Section to prepay all or any portion of any Loan to be made by any proposed Assignee Lender; and provided, further, however, that, the Borrower and the Agent shall
              --------------------------
          be entitled to continue to deal solely and directly with the Assignor Lender in connection with the interests so assigned and delegated to an Assignee Lender until:

          (a) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Assignor Lender and such Assignee Lender;

          (b) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, which shall have been accepted by the Agent;

          (c) the Agent shall have been provided with such other evidence as the Agent may reasonably request in connection with any Approval required or advisable in connection with such assignment and delegation; and

          (d) the processing fees (if any) described below shall have been paid.

          From and after the date that the Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents and (y) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Accrued interest on that part of the Loans assigned to the Assignee Lender, and accrued fees in respect thereof, shall be paid as provided in the Lender Assignment Agreement. Except in the case where any such Assignee Lender is an Affiliate of such Assignor Lender, such Assignor Lender or such Assignee Lender shall also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $1,500. Any attempted assignment and delegation not made in accordance with this Section shall be null and void.

          The Agent will promptly notify the Borrower and the Lenders of the accession of any Assignee Lender as aforesaid.

10.11.2  PARTICIPATIONS

          Any Lender may at any time sell to one or more commercial banks or other commercial lending institutions (each of such commercial banks and other commercial lending institutions being herein called a "PARTICIPANT") participating interests in any of the Loans, Commitments or other interests of such Lender hereunder; provided, however, that:

          (a) no participation contemplated in this Section shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document;

          (b) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations;

          (c) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

          (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in
              Section 10.1(b) or (c); and
              ---------------    ---

          (e) notwithstanding the final sentence of this Section the Borrower shall not be required to pay any amount under Section 4.2, 4.3,
                                                            -----------------
              4.4 or 4.6 that is greater than the amount which it would have
              ---    ---
              been required to pay had no participating interest been sold.

          The Borrower and each Lender acknowledges and agrees that each Participant, for purposes of Sections 4.2, 4.3,4.4, 4.6, 4.7, 4.10,
                                       --------------------------------------
          10.3 and 10.4, shall be considered a Lender.
          ----     ----

10.12   FORUM SELECTION AND CONSENT TO JURISDICTION; WAIVER OF IMMUNITY

        ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE ANY PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH

        LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS AGENT FOR SERVICE OF PROCESS IN NEW YORK (HEREIN WITH RESPECT TO THE BORROWER, ITS "PROCESS AGENT"). SERVICE OF PROCESS MAY BE MADE UPON THE BORROWER BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO IT IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S RELEVANT ADDRESS AND THE BORROWER HEREBY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN NEW YORK ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS FOR NOTICES SET FORTH BELOW ITS SIGNATURE HERETO. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

10.13   WAIVER OF JURY TRIAL

        THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.


                       AMAX GOLD INC., as the Borrower

                       By:            Leland O. Erdahl
                       Name Printed:  LELAND O. ERDAHL
                       Title:         VICE PRESIDENT & CHIEF FINANCIAL
                                      OFFICER

                        Address for Notices:  9100 East Mineral Circle
                                                     Englewood
                                                     Colorado 80112
                                                     U.S.A.

                       Facsimile No.:                1-303-643-5507

                       Attention:                    Chief Financial Officer

Commitment Amount
-----------------

U.S.$40,000,000        STANDARD BANK LONDON LIMITED
                       individually as a Lender and as
                       the Agent


                       By:             S. L. Sharpe
                       Name Printed:   S. L. SHARPE
                       Title:          ASSISTANT GENERAL MANAGER



                       By:             K. Russell
                       Name Printed:   KELVIN RUSSELL
                       Title:          ASSISTANT GENERAL MANAGER


                       Address
                       for Notices:          Cannon Bridge House
                                             25 Dowgate Hill
                                             London EC4R 2SB

                       Facsimile No:         0171 815 3099
                       Attention:            Steven L.C. Sharpe

                       Lending
                       Office:               Barclays Bank plc
                                             75 Wall Street
                                             New York, New York
                                             U.S.A.

                       For the account of:   Standard Bank London Limited

                       A/C No.:              050-03587-8

                       Facsimile No.:        0171-815 4284
                       Attention:            Mark Turner

                                                                       EXHIBIT A
                                                                              to
                                                                  Loan Agreement



                               BORROWING REQUEST


Standard Bank London Limited
Cannon Bridge House
25 Dowgate Hill
London  EC4R 2SB
England

Attention:  Mark Turner

RE:   AMAX GOLD INC. LOAN AGREEMENT
      -----------------------------


Dear Sirs

This Borrowing Request (this "REQUEST") is delivered to you pursuant to Section
                                                                        -------
2.2 of the Loan Agreement dated as of December 18, 1997 (the "LOAN AGREEMENT")
---
between (1) Amax Gold Inc., a Delaware corporation (the "BORROWER"), (2) the banks and other financial institutions party thereto (the "LENDERS"), and (3) Standard Bank London Limited, as Agent for the Lender Parties. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in, and shall be interpreted in accordance with, the Loan Agreement.

The Borrower hereby requests that on [                          ] (the
"BORROWING DATE") Loans in the principal amount of $______________________ be made to the Borrower for an Interest Period of [one/three/six] months.

The Borrower, individually for itself and for the Guarantor and with respect to matters hereinbelow relating to it and the Guarantor, certifies, represents and warrants, as may be relevant, to the Lender Parties that on the date of this Request (and both immediately before and after giving effect to the Loans to be made pursuant hereto but, if any Default of the nature of Section 8.1.5 of the
                                                          -------------
Loan Agreement shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of such Loans to such other Indebtedness):

    (a)  the representations and warranties of the Borrower set forth in
         Article 6 of the Loan Agreement and the Guarantor set forth in
         ---------
         Article 3 of the Guaranty Agreement are and shall be true and correct
         ---------
         with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date); and

    (b) no Default has occurred and is continuing or will have occurred and be continuing.

The Borrower hereby agrees that if prior to the Borrowing Date any matter certified or warranted to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the Borrowing Date, the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified or warranted to herein shall be deemed to be certified or warranted, as the case may be, at the Borrowing Date as if then made.

The Borrower hereby requests that the proceeds of the Loans requested hereby be
credited into the following account of the Borrower: [               ].

The Borrower has caused this Request to be executed and delivered, and the certifications, representations and warranties contained herein to be made, by
its duly Authorized Representative this [         ] day of December, 1997.

                            AMAX GOLD INC.

                            By:______________________________________________
                                 Name Printed: ______________________________
                                 Title:  ____________________________________

                                                                       EXHIBIT B
                                                                              to
                                                                  Loan Agreement



                        INTEREST PERIOD SELECTION NOTICE


                                         __________________________, [199./200.]

Standard Bank London Limited
Cannon Bridge House
25 Dowgate Hill
London  EC4R 2SB
England

Attention:  Mark Turner

RE:   AMAX GOLD INC. LOAN AGREEMENT
      -----------------------------


Dear Sirs

This Interest Period Selection Notice (this "NOTICE") is delivered to you pursuant to Section 2.4 of the Loan Agreement dated as of December 18, 1997 (the
            -----------
"LOAN AGREEMENT") among (1) Amax Gold Inc., a Delaware corporation (the "BORROWER"), (2) the banks and other financial institutions party thereto (the "LENDERS") and (3) Standard Bank London Limited, as Agent for the Lender Parties. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in, and shall be interpreted in accordance with, the Loan Agreement.

The Borrower hereby requests that on [           ] [199./200.] [all]/[a portion
of] the Loans, presently in the principal amount of [$              ]/1/ be
continued with an Interest Period of [one/three/six] months.




The Borrower, individually for itself and for the Guarantor and with respect to matters hereinbelow relating to it and the Guarantor, certifies, represents and warrants, as may be relevant, to the Lender Parties that on the date of this Notice (and both immediately before and after giving effect to the continuation of the Loans to be made pursuant hereto):

      (a)  the representations and warranties of the Borrower set forth in

           Article 6 of the Loan Agreement and the Guarantor set forth in
           ---------
           Article 3 of the Guaranty Agreement are and shall be true and correct
           ---------
           with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date); and

--------------------------
/1/  Partial conversions only permitted in multiples of $5,000,000.

      (b) no Default has occurred and is continuing or will have occurred and be continuing.

The Borrower hereby agrees that if prior to the continuation requested hereby any matter certified or warranted to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the continuation requested hereby, the Agent shall receive written notice to the contrary from the Borrower, each matter certified or warranted to herein shall be deemed to be certified or warranted, as the case may be, at the date of the continuation subject of this Notice as if then made.

The Borrower has caused this Notice to be executed and delivered, and the certifications, representations and warranties contained herein to be made, by
its duly Authorized Representative this [    ] day of [          ], [199./200.].

                                       AMAX GOLD INC.

                                       By: ______________________________
                                       Name Printed: ____________________
                                       Title:  __________________________

                                                                       EXHIBIT C
                                                                              to
                                                                  Loan Agreement



                          LENDER ASSIGNMENT AGREEMENT


                                                                   , [199./200.]
                                                        ------------------------

Amax Gold Inc.
9100 East Mineral Circle
Englewood
Colorado 80112
U.S.A.

Standard Bank London Limited
Cannon Bridge House
25 Dowgate Hill
London  EC4R 2SB
England

Attention:  Steve Sharpe

RE:   AMAX GOLD INC. LOAN AGREEMENT
      -----------------------------


Dear Sirs

We refer to the Loan Agreement, dated as of December 18, 1997 (the "LOAN AGREEMENT") among (1) Amax Gold Inc., a Delaware corporation (the "BORROWER"),
(2) the banks and other financial institutions party thereto (the "LENDERS") and
(3) Standard Bank London Limited, as Agent for the Lender Parties. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in, and shall be interpreted in accordance with, the Loan Agreement.

This Lender Assignment Agreement (this "AGREEMENT") is delivered to you pursuant to Section 10.11.1(b) of the Loan Agreement and also constitutes notice to each
   -------------------
of you, pursuant to clause Section 10.11.1(a) of the Loan Agreement, of the
                           -------------------
assignment and delegation to [name of commercial lender or other financial institution] (the "ASSIGNEE LENDER") of a [Commitment Amount in the amount of
$                     ] [principal amount of Loans in the amount of $_________]
 ---------------------
under the Loan Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Commitment Amount and principal amount of Loans, to the extent applicable, of each of the Assignor Lender and the Assignee Lender for the purposes of the Loan Agreement shall be as set forth opposite each such Person's name on the signature pages hereof.

[Add paragraph describing agreement with respect to accrued interest and fees to date of assignment.]

The Assignee Lender hereby acknowledges and confirms that it has received a copy of the Loan Agreement and the other Loan Documents, together with copies of the other documents which were required to be delivered under the Loan Agreement as a condition to the making of the Loans thereunder (collectively, the "CONDITION PRECEDENT DOCUMENTS"). The Assignee Lender further confirms and agrees that in becoming a Lender and in extending its Commitments, if any, and making its Loans, if any, under the Loan Agreement (and without prejudice to the provisions of Article 9 of the Loan Agreement), such actions have and will be made without
   ---------
recourse to, or representation or warranty by any Lender Party.

The Assignee Lender additionally confirms that, prior to executing this Agreement, it has independently of the Assignor Lender and each other Person, and based on the Condition Precedent Documents and such other documents, information and investigations as it has deemed appropriate, made its own decision to enter into this Agreement and assume the Assignor Lender's Commitments (if any) and outstanding Loans and that it will, independently of the Assignor Lender and each other Person, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under any Loan Document.

For the avoidance of doubt, the Assignor Lender makes no representation of any kind under this Agreement, other than that it is transferring its interest in its Commitments (if any) and its outstanding Loans to the Assignee Lender, free and clear of any Liens.

Except as otherwise provided in the Loan Agreement, effective as of the date of acceptance of this Agreement by the Administrative Agent:

(a)  the Assignee Lender:

     (i) shall be deemed automatically to have become a party to the Loan Agreement and each other relevant Loan Document and have all the rights and obligations of a "Lender" under the Loan Agreement and the other Loan Documents as if it were an original signatory thereto to the extent of its Percentage (determined after giving effect to this Agreement); and

     (ii) agrees to be bound by the terms and conditions set forth in the Loan Agreement and the other Loan Documents as if it were an original signatory thereto; and

(b) the Assignor Lender shall be released from its obligations under the Loan Agreement and the other relevant Loan Documents to the extent of the Percentage specified in the second paragraph hereof.

The Assignor Lender and the Assignee Lender hereby agree that the [Assignor Lender] [Assignee Lender]/1/ will pay to the Agent the processing fee referred to in Section 10.11.1 of the Loan Agreement upon the delivery hereof.

------------------------------------------
/1/ Delete as appropriate.

The Assignee Lender hereby advises each of you of the following administrative details and requests the Administrative Agent to acknowledge receipt of this
Agreement:



(A)      Address for Notices:


         Telex No.:
         Facsimile No.:
         Attention:



         Lending Office:



         Telex No.:
         Facsimile No.:
         Attention:

(B)      Payment Instructions:


This Agreement may be executed by the Assignor Lender and Assignee Lender in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

This Agreement shall be deemed to be a contract made under and governed by the internal laws of the State of New York.

Commitment Amount                     [ASSIGNOR LENDER]
-----------------

$                                     By:           ................
----------------------------          Name Printed: ................
                                      Title:        ................



Principal Amount of Loans
----------------------------

$
----------------------------


Commitment Amount              [ASSIGNEE LENDER]
----------------------------

$                              By:           ...............
----------------------------   Name Printed: ...............
                               Title:        ...............



Principal Amount of Loans
----------------------------

$
----------------------------

Accepted and Acknowledged this . day of . [199.]/[200.]



                              STANDARD BANK LONDON LIMITED



                        By:            ....................................
                        Name Printed:  ....................................
                        Title:         ....................................



                        By:            ....................................
                        Name Printed:  ....................................
                        Title:         ....................................

                                                                       EXHIBIT D
                                                                              to
                                                                  Loan Agreement



                            PROCESS AGENT ACCEPTANCE



Standard Bank London Limited
Cannon Bridge House
25 Dowgate Hill
London EC4R 2SB
England


Attention: Steve Sharpe


RE: AMAX GOLD INC. LOAN AGREEMENT
---------------------------------

Dear Sirs,

This Process Agent Acceptance (the "ACCEPTANCE") is delivered to you pursuant to
Section 5.3 of the Loan Agreement, dated as of December  18 1997 (the "LOAN
------------
AGREEMENT"), among (1) Amax Gold Inc., a Delaware corporation (the "BORROWER"),
(2) the banks and other financial institutions party thereto (the "LENDERS") and
(3) Standard Bank London Limited, as Agent for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in, and shall be interpreted in accordance with, the Loan Agreement.

Attached hereto are copies of letters in which each of the Borrower and the Guarantor have appointed the undersigned CT Corporation, located at 1633 Broadway, New York, New York 10019 as agent for service of process (in such capacity, the "PROCESS AGENT") in connection with each Loan Document listed below to which such Person is a party in each case as such process may be served for purposes of any proceeding in any state court of the State of New York or the United States District Court for the Southern District of New York. The appointments, each of which has been accepted by the undersigned, are as follows:

      (a)  the Borrower in connection with the Loan Agreement; and

      (b)  the Guarantor in connection with the Guaranty Agreement.

The term of each of the above appointments is for a period of six (6) years commencing on the date of execution of this Acceptance. The undersigned acknowledges that it has received all fees from the relevant Persons for each of the foregoing appointments required to be paid for the entire term of this Acceptance.

We undertake to inform you of any circumstance whereby any of the foregoing Persons may be in breach of its obligations with respect to its appointment of the undersigned as Process Agent.

Very truly yours,



                        CT CORPORATION

                        By:

                        Name Printed:
                        Title:


                        Accepted this       day of        , 1997

                        STANDARD BANK LONDON LIMITED


                        By:
                        Name Printed:
                        Title:



                        By:
                        Named Printed:
                        Title: